UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GLOBAL BPO SERVICES CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This filing consists of the Current Report on Form 8-K filed by Global BPO Services Corp. on July 30, 2008.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2008

GLOBAL BPO SERVICES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 High Street, 30th Floor, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 517-3248

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 29, 2008, Global BPO Services Corp. further amended its agreement (the “Amended PNC Agreement”) with PNC Bank, National Association (“PNC Bank”), dated February 11, 2008, amended on May 30, 2008 and June 4, 2008. The Amended PNC Agreement provides that PNC Bank is entitled to (i) a $100,000 deposit fee, (ii) a $2,156,193 underwriting fee payable on the closing date, (iii) a $25,000 administrative fee payable on the closing date and on each anniversary of the closing date, (iv) an annual $48,000 fee with respect to the Collateral (as defined therein) and (v) a fee of (A) $1,078,096 if the then outstanding amount of the Credit Facilities (as defined therein) are prepaid (and the Lenders’ commitments with respect to Revolving Advances terminated) within one year of the closing date, (B) $539,048 if the then outstanding amount of the Credit Facilities are prepaid (and the Lenders’ commitments with respect to Revolving Advances terminated) after the first anniversary of the closing date but within two years of the closing date and (C) 0% on or after the second anniversary of the closing date.

The foregoing description is a summary of the material terms of the Amended PNC Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. This summary is qualified in its entirety by reference to the Amended PNC Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BPO SERVICES CORP.

Date: July 30, 2008	By:	/s/ R. Scott Murray
	Name:	R. Scott Murray
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement, dated July 29, 2008, by and among Global BPO Services Corp., PNC Bank, National Association and PNC Capital Markets LLC

Exhibit 10.1

CONFIDENTIAL

July 28, 2008

R. Scott Murray

Chairman, President & CEO

Global BPO Services Corp.

125 High Street

High Street Tower, 30th Floor

Boston, MA 02011

RE: $107,809,697.60 Senior Credit Facilities

Dear Mr. Murray:

Reference is hereby made to the Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement to be executed in the form annexed hereto as of July 31, 2008 (the “Loan Agreement”), by and among STREAM HOLDINGS CORPORATION, a Delaware corporation (“SHC”), STREAM FLORIDA INC., a Delaware corporation and a wholly-owned Subsidiary of SHC (“SFI”), STREAM INTERNATIONAL INC., a Delaware corporation and a wholly-owned Subsidiary of SHC (“Stream”), and STREAM NEW YORK INC. a Delaware corporation and a wholly-owned Subsidiary of SHC (“SNY”) (SFI, Stream and SNY, each a “US Borrower” and collectively the “US Borrowers”), STREAM INTERNATIONAL CANADA INC., a company organized under the laws of Ontario and a Subsidiary of Stream (“Stream Canada”), and STREAM INTERNATIONAL EUROPE B.V., a company organized under the laws of the Netherlands and a wholly-owned Subsidiary of Stream (“Stream BV”), STREAM INTERNATIONAL SERVICE EUROPE B.V., a company organized under the laws of the Netherlands and a wholly-owned Subsidiary of Stream International (Bermuda) Ltd. (“Stream Service BV”), STREAM INTERNATIONAL (N.I.) LTD., a company organized under the laws of Northern Ireland and a Subsidiary of Stream (“Stream UK”) and STREAM INTERNATIONAL GMBH, a company organized under the laws of Germany and a Subsidiary of Stream (“Stream Germany”) (Stream Canada, Stream BV, Stream Service BV, Stream UK and Stream Germany, each a “Foreign Borrower” and collectively the “Foreign Borrowers”) (US Borrowers and the Foreign Borrowers, each a “Borrower” and collectively the “Borrowers”), and STREAM GLOBAL SERVICES, INC. (formerly known as Global BPO Services Corp.), a Delaware corporation and, as of the Closing Date, the owner of all of the issued and outstanding shares of the capital stock of SHC (“SGS”) (SHC and SGS, each a “Guarantor” and collectively the “Guarantors”; Borrowers and Guarantors, each a “Loan Party” and collectively the “Loan Parties”), the financial institutions which are now or which hereafter become a party thereto (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC Bank”), as agent for Lenders (PNC Bank, in such capacity, the “Agent”), PNC as “Swingline Lender” (as defined therein) and PNC CAPITAL MARKETS LLC., as sole lead arranger (“PNCCM”). All capitalized terms not otherwise defined herein shall have the collective meanings ascribed thereto in the Loan Agreement.

This letter is the Fee Letter referred to in the Loan Agreement.

In order to induce PNC Bank and PNCCM to enter into the Loan Agreement, you agree to cause Borrowers to pay to PNC Bank and PNCCM, as applicable, in immediately available funds, the following nonrefundable fees in the amounts and at the times provided as follows:

Deposit Fee:	$100,000, which PNCCM acknowledges has been paid prior to the date hereof, any unused portion of which will be credited to the Underwriting Fee set forth below, upon the occurrence of the closing of the Loan Agreement and funding of the initial Advances (such event being the “Closing”).

Underwriting Fee:	$2,156,193.95 (representing two percent (2%) of the aggregate of the Term Loans and the Maximum Revolving Advance Amount (such aggregate, the “Credit Facilities”)) shall be payable to PNCCM on the Closing, to be allocated to the Lenders as determined by PNCCM, and which shall be fully earned and non-refundable on the Closing.

Administrative Fee:	A fee of $25,000 per year shall be due to PNC Bank on the Closing, and thereafter on each anniversary of the Closing. Such annual Administrative Fee shall be in addition to reimbursement of PNC Bank’s reasonable out-of-pocket expenses, which shall include annual charges for electronic distribution services incurred by Agent.

Collateral Monitoring Fee:	A fee of $48,000 per year shall be due to PNC Bank, as Agent with respect to the Collateral, and paid on a monthly basis commencing with the sum of $4,000 payable on the Closing. Additionally, PNC Bank shall be paid a fee of $750 per man-day plus expenses for all field audits and examinations conducted by Agent with respect to Borrowers and/or the Collateral.

Prepayment Fee:	A fee shall be payable to PNC Bank as Agent of (a) $1,078,096.98 (representing one percent (1%) of the total amount of the Credit Facilities) if the then outstanding amount of the Credit Facilities are prepaid (and the Lenders’ commitments with respect to Revolving Advances terminated) within one year of the Closing and (b) $539,048.49 (representing one-half of one percent (0.5%) of the total amount of the Credit Facilities) if the then outstanding amount of the Credit Facilities are prepaid (and the Lenders’ commitments with respect to Revolving Advances terminated) after the first anniversary of the Closing but within two years of the Closing. No Prepayment Fee shall apply to voluntary reductions, mandatory reductions or new financing arranged by PNC Bank.

The fees set forth in this Fee Letter are separate and in addition to the fees and other charges payable to Lenders pursuant to the Loan Agreement. None of the fees set forth in this Fee Letter shall be subject to any rebate, refund, proration and/or reduction of any kind, including without limitation upon termination of the Loan Agreement.

PNC Bank and PNCCM shall be entitled, after consultation with you, to change any or all of the terms, structure, tenor, or pricing (including, without limitation, the fees set forth in this Fee Letter and any and all of the other interest rates and fees set forth in the Loan Agreement) of the financing consisting of the Credit Facilities, if PNC Bank and/or PNCCM determine that such changes are advisable in order to ensure a successful syndication thereof. The rights of PNC Bank and PNCCM under this Fee Letter (including without limitation under this paragraph) shall survive the execution and delivery of, and all borrowings under, the Loan Agreement, and continue in effect until such syndication efforts shall be completed (as determined by PNCCM). You agree to cause each Borrower to execute any amendment to the Loan Agreement deemed reasonably advisable by PNC Bank and/or PNCCM to effect such changes and that any failure to do so shall be an Event of Default under the Loan Agreement as though fully set forth therein.

This Fee Letter shall be governed by and construed in accordance with the law of the State of New York.

The terms contained in this Letter are confidential and, except for disclosure to Borrowers’ board of directors, officers and employees, professional advisors retained by any Borrower in connection with the transactions contemplated hereby, or as may be required by law, may not be disclosed in whole or in part to any other person or entity without our prior written consent.

This Letter amends and restates, and supersedes in its entirety, that certain Fee Letter dated February 11, 2008 from us to you, which was signed by you and returned to us on or about February 11, 2008, as well as the Letter dated June 4, 2008 from us to you, which was signed by you and returned to us on or about June 4, 2008.

Please indicate your acceptance and agreement to the foregoing by signing and returning to us the enclosed copy hereof.

Sincerely,
PNC Bank, National Association /s/ Michael Picard Michael Picard Senior Vice President	PNC Capital Markets LLC /s/ Anthony J. Foti Anthony J. Foti Managing Director

Agreed to and accepted: Global BPO Services Corp.

By:	/s/ Sheila Flaherty
Its: Executive Vice President and General Counsel Date: July 29, 2008